CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated February 3, 1995 on Birmingham Cable Corporation Limited and subsidiaries, included in Comcast UK Cable Partners Limited's Form 10-K for the year ended December 31, 1996, into Comcast UK Cable Partners Limited's previously filed Registration Statement File No. 333-02718.



                                         /s/ ARTHUR ANDERSEN



Birmingham, England
     March 26, 1997